U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 18, 2008

ZORO MINING CORP.

(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA

(State or other Jurisdiction as Specified in Charter)

333-127388	N/A
(Commission file number)	(I.R.S. Employer Identification No.)

3430 East Sunrise Drive, Suite 120
Tucson, Arizona 85718

(Address of Principal Executive Offices)

520.299.0390

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Executive Officer/Appointment of Directors and Executive Officer

Effective on February 18, 2008, the board of directors of the Zoro Mining Corp., a Nevada corporation (the “Company”) appointed Mr. Andrew Brodkey as President, Chief Executive Officer, and director.

Mr. Brodkey is a Mining Engineer and a lawyer, graduating with distinction with a B.S. in Mining Engineering from the University of Arizona in 1979, and a law degree cum laude from Creighton University in 1982. He worked at the Denver, Colorado law firm of Gorsuch, Kirgis, Campbell, Walker and Grover as an associate specializing in natural resources and environmental law from 1982 until 1987. Subsequently, Mr. Brodkey joined Magma Copper Company, a NYSE-traded mining company in 1987, where he held various positions, eventually succeeding to the role of Vice President and General Counsel in 1992. Following Magma's acquisition by BHP in 1996, he remained in a senior legal position with BHP Copper Inc., and in 2000 moved to the position of Vice President, Business Development for BHP Copper.  Since 2002 after departing from BHP, Mr. Brodkey has held the title of Managing Director of the International Mining & Metals Group of CB Richard Ellis, Inc., where he has been principally accountable for creating and building the mining dispositional practice of CBRE, the world's largest commercial transactor. Mr. Brodkey is also a director and officer of Pacific Copper Corp., a public company exploring copper properties in Chile and Peru. Operating synergies exist between Pacific Copper and Zoro Mining Corp.

Also effective on February 18, 2008, the board of directors of the Company accepted the resignation of Harold Gardner as the President, and Chief Executive Officer of the Company. Mr. Gardner will remain as a director on the Company’s board of directors. On the same date, the board of directors of the Company appointed Mr. Gardner as the Chief Operating Officer and Vice-President of Business Development to better reflect Mr. Gardner's ongoing role in the development of the exploration initiatives of the Company’s subsidiary interests in Chile, Peru, and Mexico.  Mr. Gardner is also an officer and director of Pacific Copper Corp.

Further as effective on February 18, 2008, the board of directors of the Company accepted the consents of Messrs. Federico Diaz, and Rene Ramirez to act as directors of the Company.   The Company will benefit greatly from the extensive business development knowledge from both of their board appointments.

As a result of these changes, the Company’s board of directors is now comprised of Harold Gardner, Paul D. Brock, David Hackman, Jas Butalia, Terence Schorn, Federico Diaz, Rene Ramirez and Andrew Brodkey.

The biographies of Messrs. Ramirez, and Diaz are as follows:

Rene Ramirez, Director

Mr. Ramirez holds a Masters of Business Administration degree from CETYS University, Mexicali, and a Bachelor of Science degree in Electrical Mechanical Engineering from ITESM Tecnologico in Monterrey, Mexico.  From 1992 until recently, he was the Plant Manager with Grupo Industrial DIBOGA, a company in Mexico manufacturing roofing products and asphalt emulsions, and has previously served as plant either plant, production, or engineering manager to a number of automotive parts manufactures in Mexico, including Allied Signal Automotive, Kenworth Mexicana, S.A., and Ruedas y Estampados, S.A.  Mr. Ramirez has significant training and experience in plant management, process engineering, and production that is applicable to Zoro’s future intended mining and milling operations.

Federico Dias, Director

Mr. Dias is the owner and President of Industrias Zahori S.A. de C.V., a private-held manufacturer of products for the roofing and waterproofing industries.  With 400 employees, a manufacturing plant in Mexicali, seven warehouses in the U.S. and Mexico, and a full trucking fleet, Industrias Zahori serves markets in the U.S. and Mexico.  Mr. Dias holds both a Masters in Business Administration from Kansas State University and a Bachelor of Business Administration degree from CETUS Universidad in Mexicali, Mexico.  He is also an officer in several charitable organizations, has involvement in a range of education, community, and city development organizations from his home in Mexicali, Mexico, and serves as director on several boards, including BANAMEX, and Banco Serfin, two of the leading banks in Mexico.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Zoro Mining Corp.

Date: February 21, 2008	By:	/s/ Andrew Brodkey
Andrew Brodkey
President/Chief Executive Officer